UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2020

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 16, 2020, Turning Point Brands, Inc. (“TPB”) completed its previously announced merger (the “Merger”) with Standard Diversified Inc. (“SDI”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 7, 2020 (the “Merger Agreement”) by and among TPB, SDI, and Standard Merger Sub, LLC, a wholly owned subsidiary of TPB (“Merger Sub”). Pursuant to the terms described in the Merger Agreement, SDI merged with and into Merger Sub, with Merger Sub surviving the Merger as a wholly owned subsidiary of TPB.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of SDI’s Class A Common Stock and SDI’s Class B Common Stock (collectively, the “SDI Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was converted into the right to receive 0.52095  shares of TPB’s Voting Common Stock (“TPB Common Stock”). As a result of the Merger, the SDI Common Stock, which traded under the symbol, “SDI”, has ceased trading on, and is being delisted from, the NYSE American.

Immediately after the Merger, there were approximately 19,221,796 shares of TPB Common Stock outstanding. Immediately after the Merger, (i) SDI’s stockholders as of immediately prior to the Effective Time owned approximately 41.27% of the outstanding TPB Common Stock and approximately 41.27% of the voting power of TPB and (ii) Standard General L.P. (“SG”) (including affiliated individuals and entities), the largest stockholder of SDI prior to the Merger, beneficially owned approximately 33.52% of the outstanding TPB Common Stock and approximately 33.52% of the voting power of TPB. David Glazek is the Chairman of the Board of Directors of TPB and a Partner of SG, and was a member of the Board of Directors of SDI prior to the Merger. Arnold Zimmerman is a member of the Board of Directors of TPB and was a member of the Board of Directors and a stockholder of SDI prior to the Merger. Gregory H.A. Baxter is a member of the Board of Directors of TPB and was the Executive Chairman, the Interim Chief Executive Officer and a stockholder of SDI prior to the Merger.

In connection with the completion of the Merger, SG agreed to indemnify TPB with respect to certain claims relating to Maidstone Insurance Company, an entity that was previously owned by SDI and subsequently disposed of to the New York State Department of Financial Services.

The shares of TPB Common Stock issuable to the former stockholders of SDI were registered with the SEC on a Registration Statement on Form S-4 (File No. 333-238313), as amended.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to TPB’s Current Report on Form 8-K filed with the SEC on April 8, 2020, and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 8.01	Other Events.

On July 16, 2020, TPB and SDI issued a joint press release announcing the closing of the Merger. The joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Joint Press Release, dated July 16, 2020 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: July 16, 2020	By:	/s/ James Dobbins
Name: James Dobbins
Title: Senior Vice President, General Counsel and Secretary